Exhibit 99.1

As previously announced, TDS and USM will hold a joint teleconference July 21, 2004 at 10:00 a.m. Chicago time. Interested parties may listen to the call live on the TDS web site at www.teldta.com in the Conference Call section of Investor Relations.

Contact:	Kenneth R. Meyers, Executive Vice President - Finance - U.S. Cellular (773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations - TDS (312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS STRONG SECOND QUARTER RESULTS

July 21, 2004, Chicago, Illinois — United States Cellular Corporation [AMEX:USM] reported service revenues of $662.7 million for the second quarter of 2004, up 9 percent from $610.1 million in the comparable period a year ago. The company recorded operating income of $65.9 million during the quarter, an increase of $62.4 million from the second quarter of 2003, as restated. Operating expenses in 2003 included a $49.6 million loss, as restated, on the impairment of certain intangible assets and a $3.5 million loss related to the then-pending exchange of U.S. Cellular’s Florida and Georgia properties with AT&T Wireless Services, Inc. [NYSE:AWE] (“AT&T Wireless”). Net income and basic earnings per share were $38 million and $0.44, respectively, compared to a net loss and basic loss per share of $1.7 million and $0.02, respectively, in the comparable period one year ago, as restated.

Second quarter 2004 operating results do not include any results from operations of the Florida, Georgia and south Texas markets that were either traded or sold to AT&T Wireless. The Florida, Georgia and south Texas markets contributed $42.9 million of service revenues in the second quarter of 2003. A reconciliation of the service revenues follows later in this press release.

Second Quarter Highlights

  Customers totaled 4,684,000, an 8 percent increase from 4,343,000 customers one year earlier.

  Net customer activations from distribution channels totaled 137,000 during the quarter, compared to 103,000 activations for the same quarter of 2003.

  For the quarter, the company recorded postpay churn of 1.5 percent, which is favorable to industry averages.

  Average monthly retail service revenue per customer increased 5 percent year-over-year in the quarter to $41.58, compared to $39.69 in the same period a year ago.

President’s Comments
“We are very pleased to report yet another quarter of exceptional operating performance at U.S. Cellular,” said John E. Rooney, president and chief executive officer. “We added 137,000 net customers in the quarter, up 33 percent from the second quarter a year ago, bringing net additions for the first half of the year to 333,000. The strong net add performance, coupled with higher retail service revenue per customer unit, drove service revenue growth of 9 percent. When adjusted for those markets traded or sold to AT&T Wireless in August of 2003 and February 2004, service revenue grew 17 percent.

“This excellent performance is a direct result of our ‘Customers expect it; We deliver!’ customer strategy. Truly satisfied customers share their experiences, which is why it’s not surprising that word-of-mouth referrals account for a meaningful number of our new customers. Fully supporting that passion about customer satisfaction are our competitive service offerings, broad distribution and high-quality network. We further improved our network during the second quarter, adding another 298 cell sites, so that we now have 4,420 sites providing excellent coverage in our markets. Our continued efforts to deliver high levels of customer satisfaction resulted in another quarter of low postpay churn, at 1.5 percent.

“More recently, we began offering service in Oklahoma City and Lincoln, Nebraska. Both of these market launches are good examples of our strategy to expand our service into contiguous markets. During the quarter we plan to initiate service in Portland, Maine, the only portion of the state in which we do not currently offer service. These efforts and our strong performance for the quarter underscore the fact that we have a sound strategy and are delivering on it.”

Financing Matters
During the quarter, the company sold $330 million of 7.5 percent Senior Notes due 2034 and $100 million of 6.7 percent of Senior Notes due 2033. The company will use the net proceeds to redeem all of its 6 percent Liquid Yield Option Notes due 2015 and all of its 7.25 percent notes due 2007 during the third quarter.

Reconciliation of Additional Disclosures

Service revenue for the 3 months ended June 30, 2003 as reported (000s)	$ 610,109
Less service revenue attributed to markets sold or traded
to AT&T Wireless (000s)	(42,899)

Pro-forma service revenue for the 3 months ended June 30, 2003 (000s)	$ 567,210

Service revenue for the 3 months ended June 30, 2004 as reported (000s)	$ 662,658

Percentage year-over-year service revenue growth for the 3 months ended June 30, 2004:

Based on amounts as reported	9%

Based on pro-forma revenues	17%

The pro-forma numbers above are non-GAAP financial measures as defined by SEC rules. Management believes they are useful measures to evaluate the company’s performance excluding the divested markets, but they should not be considered as alternatives to GAAP.

U.S. Cellular Corporation, the nation’s eighth largest wireless service carrier, provides wireless service to 4.7 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: changes in circumstances or events that may affect the ability of the company to start up the operations of the licensed areas involved in the AT&T Wireless transaction completed in August 2003; the ability of the company to successfully manage and grow the operations of the Chicago MTA; changes in the overall economy; changes in competition in the markets in which the company operates; advances in telecommunications technology; the impact of wireless local number portability; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; changes in the capital markets that could adversely impact the availability, cost and terms of financing; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; pending and future litigation; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, retail service revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents filed by the Company with the Securities and Exchange Commission.

As previously announced, TDS and U.S. Cellular will hold a joint teleconference July 21, 2004 at 10:00 a.m. Chicago time. Interested parties may listen to the call live over the Internet by accessing either the conference call section of www.uscellular.com, or www.vcall.com/CEPage.asp?ID=88625, or by calling 888/245-6674, Conference ID# 8675915. The conference call will also be archived on the conference call section of the U.S. Cellular web site at www.uscellular.com. Prior to the commencement of the call, certain financial and statistical information discussed during the conference call comments will be posted to the conference call page of the Investor Relations section of the U.S. Cellular web site, together with reconciliations to generally accepted accounting principles (GAAP) of any non-GAAP information to be disclosed.

USM’s Internet Home Page: www.uscellular.com

UNITED STATES CELLULAR CORPORATION SUMMARY OPERATING DATA

Quarter Ended	6/30/04	3/31/04	12/31/03	9/30/03	6/30/03

Consolidated Markets:
Total population (000s) (1)	45,581	45,581	46,267	45,817	41,288
Customer units	4,684,000	4,547,000	4,409,000	4,268,000	4,343,000

Gross customer unit activations	365,000	397,000	368,000	294,000	319,000
Net customer unit activations	137,000	196,000	141,000	66,000	103,000
Market penetration (1)	10.28%	9.98%	9.53%	9.32%	10.52%
Cell sites in service	4,420	4,122	4,184	4,082	4,106
Average monthly revenue per unit (2)	$47.79	$46.16	$47.80	$49.05	$47.38
Retail service revenue per unit (2)	$41.58	$40.26	$40.64	$40.68	$39.69
Inbound roaming revenue per unit (2)	$3.21	$3.17	$3.90	$4.65	$4.41
Long-distance/other revenue per unit (2)	$3.00	$2.73	$3.26	$3.72	$3.28
Minutes of use (MOU) (3)	542	491	462	435	424
Postpay churn rate per month (4)	1.5%	1.3%	1.4%	1.6%	1.5%
Marketing cost per gross
customer unit addition (5)	$392	$371	$384	$405	$378
Capital Expenditures ($000s)	$162,579	$100,535	$193,413	$135,111	$163,076

(1)	Market penetration is calculated using 2003 Claritas population estimates for 6/30/04 and 3/31/04 and 2002 Claritas estimates for 2003. "Total population" represents the total population of each of U.S. Cellular's consolidated markets, regardless of whether the market has begun marketing operations. The 6/30/04 and 3/31/04 total population counts include the population of the market added to consolidated operations as of 1/1/04, but exclude the population of the six markets sold to AT&T Wireless in February 2004. The 12/31/03 and 9/30/03 total population counts exclude the population of the 10 markets transferred to AT&T Wireless in August 2003 and include the population of markets acquired from AT&T Wireless in that transaction. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless are not included in the total population counts for any period.
(2)	Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:
Service Revenues per Financial Highlights	$662,658	$619,382	$620,639	$628,440	$610,109
Components:
Retail service revenue during quarter	$576,541	$540,228	$527,626	$521,247	$511,106
Inbound roaming revenue during quarter	$44,516	$42,499	$50,653	$59,638	$56,840
Long-distance/other revenue during quarter	$41,601	$36,655	$42,360	$47,555	$42,163

Divided by average customers during quarter (000s)	4,622	4,473	4,328	4,271	4,292
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$47.79	$46.16	$47.80	$49.05	$47.38
Retail service revenue per unit	$41.58	$40.26	$40.64	$40.68	$39.69
Inbound roaming revenue per unit	$3.21	$3.17	$3.90	$4.65	$4.41
Long-distance/other revenue per unit	$3.00	$2.73	$3.26	$3.72	$3.28

(3)	Average monthly local minutes of use per customer (without roaming).
(4)	Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.
(5)	Due to changes in accounting for agent rebates and net customer retention expenses, for all periods shown this measurement is no longer calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular's web site, along with additional information related to U.S. Cellular's second quarter results, at www.uscellular.com.

4

UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Three Months Ended June 30 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
		2003
	2004	Restated	Amount	Percent

Operating Revenues
Service Revenues	$662,658	$610,109	$52,549	8.6%
Equipment Sales	49,567	35,828	13,739	38.3%

	712,225	645,937	66,288	10.3%

Operating Expenses
System Operations	144,886	147,032	(2,146)	(1.5%	)
Cost of Equipment Sold	110,183	79,580	30,603	38.5%
Selling, General and Administrative	269,619	258,095	11,524	4.5%
Depreciation	110,314	87,463	22,851	26.1%
Amortization and Accretion	11,935	17,231	(5,296)	(30.7%	)
Loss on impairment of intangible assets	—	49,595	(49,595)	N/M
Loss (Adjustment) on Assets Held for Sale	(582)	3,500	(4,082)	N/M

	646,355	642,496	3,859	0.6%

Operating Income	65,870	3,441	62,429	N/M

Investment Income	18,361	13,484	4,877	36.2%
Interest (Expense)	(20,951)	(16,444)	(4,507)	(27.4%	)
(Loss) on Investments	(1,830)	—	(1,830)	N/M
Other Income	2,410	1,521	889	58.4%

Income Before Income Taxes and Minority Interest	63,860	2,002	61,858	N/M
Income Tax Expense	23,095	2,066	21,029	N/M

Income Before Minority Interest	40,765	(64)	40,829	N/M
Minority Share of Income	(2,781)	(1,630)	(1,151)	(70.6%	)

Net Income	$37,984	$(1,694)	$39,678	N/M

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,199	86,134	65

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.44	$(0.02)	$0.46	N/M

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.44	$(0.02)	$0.46	N/M

N/M - Percent change not meaningful 5

UNITED STATES CELLULAR CORPORATION FINANCIAL HIGHLIGHTS Six Months Ended June 30 (Unaudited, dollars in thousands, except per share amounts)

			Increase (Decrease)
		2003
	2004	Restated	Amount	Percent

Operating Revenues
Service Revenues	$1,282,040	$1,174,710	$107,330	9.1%
Equipment Sales	87,835	75,001	12,834	17.1%

	1,369,875	1,249,711	120,164	9.6%

Operating Expenses
System Operations	282,410	284,997	(2,587)	(0.9%	)
Cost of Equipment Sold	230,070	168,223	61,847	36.8%
Selling, General and Administrative	527,825	508,447	19,378	3.8%
Depreciation	211,754	182,363	29,391	16.1%
Amortization and Accretion	24,389	31,908	(7,519)	(23.6%	)
Loss on impairment of intangible assets	—	49,595	(49,595)	N/M
Loss (Adjustment) on Assets Held for Sale	(725)	25,061	(25,786)	N/M

	1,275,723	1,250,594	25,129	2.0%

Operating Income	94,152	(883)	95,035	N/M

Investment Income	32,648	25,862	6,786	26.2%
Interest (Expense)	(41,266)	(31,898)	(9,368)	(29.4%	)
(Loss) on Investments	(1,830)	(3,500)	1,670	47.7%
Other Income	3,161	1,782	1,379	77.4%

Income Before Income Taxes and Minority Interest	86,865	(8,637)	95,502	N/M
Income Tax Expense	34,755	1,678	33,077	N/M

Income Before Minority Interest	52,110	(10,315)	62,425	N/M
Minority Share of Income	(4,894)	(4,859)	(35)	(0.7%	)

Income (Loss) Before Cumulative Effect of Accounting Change	47,216	(15,174)	62,390	N/M
Cumulative effect of accounting change, net of tax	—	(14,346)	14,346	N/M

Net Income	$47,216	$(29,520)	$76,736	N/M

Weighted Average Common and Series A Common Shares (000s) (Basic)	86,176	86,127	49

Earnings Per Common and Series A Common Share ("EPS") (Basic)	$0.55	$(0.34)	$0.89	N/M

Basic EPS Before Cumulative Effect of Accounting Change	$0.55	$(0.17)	$0.72	N/M
Basic EPS from Cumulative Effect of Accounting Change	$—	$(0.17)	$0.17	N/M

Earnings Per Common and Series A Common Share ("EPS") (Diluted)	$0.54	$(0.34)	$0.88	N/M

Diluted EPS Before Cumulative Effect of Accounting Change	$0.54	$(0.17)	$0.71	N/M
Diluted EPS from Cumulative Effect of Accounting Change	$—	$(0.17)	$0.17	N/M

N/M - Percent change not meaningful 6

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) ASSETS

	June 30, 2004	December 31, 2003

Current Assets
Cash and cash equivalents
General funds	$346,440	$9,822
Affiliated cash equivalents	43	26

	346,483	9,848
Accounts receivable	305,804	286,980
Inventory	46,701	70,963
Prepaid expenses and other current assets	65,478	56,314

	764,466	424,105

Investments
Licenses	1,192,772	1,189,326
Goodwill	433,254	430,256
Customer list, net	30,600	24,448
License rights	42,037	42,037
Marketable equity securities	229,712	260,188
Investments in unconsolidated entities, net	189,463	170,569
Notes and interest receivable--long-term	5,275	6,476

	2,123,113	2,123,300

Property, Plant and Equipment
In service and under construction	3,700,425	3,441,177
Less accumulated depreciation	1,470,492	1,267,293

	2,229,933	2,173,884

Deferred Charges
System development costs, net	79,250	97,370
Other, net	36,124	26,565

	115,374	123,935

Assets of Operations Held for Sale	—	100,523

Total Assets	$5,232,886	$4,945,747

7a

UNITED STATES CELLULAR CORPORATION CONSOLIDATED BALANCE SHEET HIGHLIGHTS (Unaudited, dollars in thousands) LIABILITIES AND SHAREHOLDERS' EQUITY

	June 30, 2004	December 31, 2003

Current Liabilities
Current portion of long-term debt	$415,391	$3,000
Current portion of long-term debt - affiliates	—	105,000
Accounts payable
Affiliates	4,271	4,252
Trade	189,821	281,306
Customer deposits and deferred revenues	102,638	93,789
Accrued interest	12,726	11,416
Accrued taxes	30,600	24,228
Accrued compensation	37,592	39,257
Other current liabilities	24,598	19,648

	817,637	581,896

Long-term Debt
6% zero coupon convertible debentures	—	157,659
7.25% unsecured notes	—	250,000
Variable prepaid forward contract	159,856	159,856
8.75% notes	130,000	130,000
6.7% notes	530,703	436,829
7.5% notes	330,000	—
Other	10,000	10,000

	1,160,559	1,144,344

Deferred Liabilities and Credits	705,416	691,580

Minority Interest	36,882	60,097

Liabilities of Operations Held for Sale	—	2,427

Common Shareholders' Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,307,064	1,308,963
Treasury Shares	(109,436)	(115,156)
Accumulated other comprehensive income	22,739	26,789
Retained earnings	1,203,973	1,156,755

	2,512,392	2,465,403

Total Liabilities and Shareholders' Equity	$5,232,886	$4,945,747

7b